Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Schedules Pertinent Dates to Release and Discuss its 2018 Fourth Quarter and Year-End Financial and Operating Results

Virginia Beach, VA –February 6, 2019 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers, announced today that on Tuesday, February 26, 2019, after the market closes, Wheeler plans to report its financial and operating results for the quarter and year-ended December 31, 2018.

The Company will host a conference call and webcast on Wednesday, February 27, 2019 at 10:00 am Eastern Time to review its financial performance and operating results for the quarter and year-ended December 31, 2018.

Conference Call and Webcast:
U.S. & Canada Toll Free: (877) 407-3101 / International: (201) 493-6789
Webcast: www.whlr.us via the Investor Relations Section

Replay:
U.S. & Canada Toll Free: (877) 660-6853 / International: (201) 612-7415
Conference ID#: 13679474
Available February 27, 2019 (one hour after the end of the conference call) to March 27, 2019 at 10:00 am Eastern Time.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

CONTACT:
Mary Jensen
Investor Relations
(757) 627-9088
mjensen@whlr.us